Contact:
Stacey Jurchison
PharmAthene, Inc.
Phone: 410-269-2610
Stacey.Jurchison@PharmAthene.com

PHARMATHENE ANNOUNCES $3.9 MILLION REGISTERED DIRECT OFFERING

ANNAPOLIS, MD – July 20, 2010 – PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, announced today that it has entered into a purchase agreement to sell $3.9 million of its common stock and warrants to an existing institutional investor in a registered public offering.

Under the terms of the purchase agreement, PharmAthene will sell an aggregate of 2,785,714 newly issued shares of its common stock at $1.40 per share and warrants to purchase an aggregate of 1,323,214 shares of its common stock at an exercise price of $1.63 per share, the closing price of PharmAthene’s common stock on July 19, 2010.  The warrants will be exercisable beginning on the six month anniversary of the closing date of the offering and will expire six years from the date they first become exercisable.

The offering is expected to close on or about July 23, 2010 subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds of the offering for general corporate purposes.

Roth Capital Partners, LLC served as sole placement agent for the offering.  Noble Financial Capital Markets served as the Company’s financial advisor in connection with the offering.

The securities described above are being offered by PharmAthene pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the final prospectus supplement may be obtained, when available, at the Securities and Exchange Commission’s website at http://www.sec.gov.

About PharmAthene, Inc.
PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene's lead product development programs include:

•	SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine
•	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection
•	Protexia® - a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents

Statement on Cautionary Factors
Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; “will”; “project”; “potential”; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.  Risks and uncertainties include risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC").

Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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